Exhibit 99.1

A conference call regarding this earnings release is scheduled for
9 a.m. Eastern, Thursday, Sept. 29, 2005. Dial in at 1.517.623.4891
or listen online at www.emmis.com

Contacts:
Walter Berger, EVP & CFO
Kate Snedeker, Media & Investor Relations
317.266.0100
For Immediate Release
Thursday, Sept. 29, 2005
Emmis Communications Reports 2nd Quarter Results
Reported Net Revenue jumps 11%; 6th straight quarter radio outperforms its markets
Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its second fiscal quarter ended August 31, 2005.
For the second fiscal quarter, reported net revenue was $107.9 million, compared to $97.1 million for the same quarter of the prior year, an increase of 11%.
Reported net revenues for all periods presented exclude the results of Emmis’ television stations, which have been classified as discontinued operations. The net revenues and station operating expenses, excluding noncash compensation, of the television stations were $60.3 million and $39.8 million, respectively, for the quarter. If these stations had been included in reported results, as opposed to discontinued operations, reported net revenues and station operating expenses, excluding noncash compensation, for the three months ended Aug. 31, 2005 would have been $168.1 million and $105.7 million, respectively.
Diluted net income per common share was $0.15, compared to $0.23 for the same quarter of the prior year. The decrease in EPS relates to higher interest expense resulting from debt incurred to effectuate the company’s Dutch Auction stock repurchase in June 2005.
“We’re encouraged with how strong the quarter finished for our radio stations, which outperformed their markets for the sixth straight quarter,” Emmis Chairman and CEO Jeff Smulyan said. “As we continue to focus on operations, the disposition of our TV assets continues. The sale of 9 of our 16 stations will result in proceeds that exceed expectations.”
For the second quarter, reported radio net revenues increased 11%, while pro forma radio net revenues (including WLUP-FM and the Emmis radio network in Slovakia) increased 4%. Publishing net revenues increased 10%.
For the second quarter, operating income was $28.5 million, compared to $25.2 million for the same quarter of the prior year. Emmis’ station operating income for the second quarter was $42.0 million, compared to $39.1 million for the same quarter of the prior year.
Emmis has included supplemental pro forma net revenues, station operating expenses, excluding non-cash compensation, and certain other financial data on its website, www.emmis.com. This information, which includes all consummated station acquisitions and dispositions, can be found under the “Investors” tab.
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International radio net revenues and station operating expenses for the quarter ended Aug. 31, 2005 were $8.3 million and $5.4 million, respectively.
Emmis has announced definitive agreements to sell 9 of its 16 television stations in three separate transactions. LIN TV Corp (NYSE: TVL) signed an agreement to purchase WALA-TV (Ch. 10, Fox affiliate) and WBPG-TV (Ch. 55, WB affiliate) in Mobile, Ala./Pensacola, Fla.; WTHI-TV (Ch. 10, CBS affiliate) in Terre Haute, Ind.; WLUK-TV (Ch. 11, Fox affiliate) in Green Bay, Wis.; and KRQE-TV (Ch. 13, CBS affiliate) in Albuquerque, New Mexico, plus regional satellite stations. The sale price for the five stations is $260 million. Journal Communications (NYSE: JRN) signed an agreement to purchase WFTX-TV (Ch. 4, Fox affiliate) in Fort Myers, Fla.; KMTV-TV (Ch. 3, CBS affiliate) in Omaha, Neb.; and KGUN-TV (Ch. 9, ABC affiliate) in Tucson, Ariz. The sale price for the three stations is $235 million. Gray Television (NYSE: GTN; GTN.A) signed an agreement to purchase WSAZ-TV (Ch. 3, NBC affiliate) in Huntington/Charleston, West Virginia, for $186 million. The closings are subject to customary prorations, adjustments and conditions, including approval from the Federal Communications Commission and other regulatory agencies. Emmis expects to begin closing these transactions before the end of the year.
On June 21, 2005, the company repurchased 39% of its outstanding shares of Class A common stock pursuant to a Dutch Auction tender offer. To finance this transaction, the company issued $350 million of floating rate senior notes. Emmis may purchase additional shares of its Class A common stock in open market transactions from time to time.
Subsequent to the quarter end, the company announced the sale of St. Louis’ WRDA-FM to Radio One for $20 million.
Pro forma calculations assume the following events all had occurred on March 1, 2004: (a) the acquisition of WLUP-FM in Chicago in January 2005 and (b) the acquisition of a radio network in Slovakia in March 2005.
The following table reconciles reported results to pro forma results (dollars in thousands):

	3 months ended Aug. 31,		%	6 months ending Aug .31,		%
	2005	2004	Change	2005	2004	Change
Radio
Reported net revenues	$87,098	$78,176	11%	$162,198	$144,886	12%
Plus: Revenues from assets acquired	—	5,313		882	9,788
Less: net revenues from assets disposed	—	—		—	—

Pro forma net revenues	$87,098	$83,489	4%	$163,080	$154,674	5%

Publishing
Reported net revenues	$20,794	$18,943	10%	$40,896	$36,838	11%
Plus: Revenues from assets acquired	—	—		—	—
Less: net revenues from assets disposed	—	—		—	—

Pro forma net revenues	$20,794	$18,943	10%	$40,896	$36,838	11%

Total Company
Reported net revenues	$107,892	$97,119	11%	$203,094	$181,724	12%
Plus: Revenues from assets acquired	—	5,313		882	9,788
Less: Revenues from assets disposed	—	—		—

Pro forma net revenues	$107,892	$102,432	5%	$203,976	$191,512	7%

On a pro forma basis, the Company expects its radio net revenues for its quarter ended Nov. 30, 2005, to be up 5-6% and its station operating expenses, excluding noncash compensation, to be up 3-4%.
Emmis will host a call regarding this information on Thurs., Sept. 29 at 9 a.m. Eastern at 1.517.623.4891, with a replay available until Thurs., Oct. 6, at 1.203.369.3961. Listen online at www.emmis.com.
Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis’ debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis’ business or other discretionary uses.
Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding non-cash compensation.
Emmis Communications – Great Media, Great People, Great Service®
Emmis is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 23 FM and 2 AM domestic radio stations serving the nation’s largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin, Indianapolis and Terre Haute, IN. In May Emmis announced its intent to seek strategic alternatives for its 16 television stations, and the Company has announced signed definitive agreements to sell 13 of them. In September the Company announced it had signed an agreement to sell St. Louis radio station WRDA-FM. Emmis owns a radio network, international radio stations, regional and specialty magazines and ancillary businesses in broadcast sales and book publishing.
The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission’s Regulation FD.
Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words “continues,” “expect,” “will,” or “would,” are intended to be, and are, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; the attraction and retention of quality talent and other programming; public and governmental reaction to Emmis programming decisions; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions; inability or delay in closing previously announced acquisitions or divestitures; terrorist attacks or other large-scale disasters; wars and other events creating economic uncertainty; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
Note: Financial schedule attached.

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, dollars in thousands, except per share data)

	Three months ended August 31,		Six months ended August 31,
	2005	2004	2005	2004
OPERATING DATA:
Net revenues:
Radio	$87,098	$78,176	$162,198	$144,886
Publishing	20,794	18,943	40,896	36,838
Total net revenues	107,892	97,119	203,094	181,724
Operating expenses, excluding noncash compensation:
Radio	46,723	41,233	89,098	77,550
Publishing	19,166	16,793	38,012	33,232
Total station operating expenses, excluding noncash compensation	65,889	58,026	127,110	110,782
Corporate expenses, excluding noncash compensation	6,483	7,616	13,601	16,036
Noncash compensation (a)	2,695	2,729	5,895	5,962
Depreciation and amortization	4,346	3,591	8,239	8,209

Operating income	28,479	25,157	48,249	40,735
Interest expense	(18,341)	(8,151)	(28,586)	(21,653)
Loss on debt extinguishment (b)	—	(273)	—	(97,248)
Other income (expense), net	198	55	118	354

Income (loss) before income taxes, minority interest, discontinued operations and accounting change	10,336	16,788	19,781	(77,812)
Provision (benefit) for income taxes	4,529	6,260	8,635	(7,147)
Minority interest expense, net of tax	1,634	788	2,419	1,382

Income (loss) from continuing operations	4,173	9,740	8,727	(72,047)
Income (loss) from discontinued operations, net of tax	4,257	5,556	10,081	13,773

Net income (loss)	8,430	15,296	18,808	(58,274)
Preferred stock dividends	2,246	2,246	4,492	4,492

Net income (loss) available to common shareholders	$6,184	$13,050	$14,316	$(62,766)

Basic net income (loss) per common share:
Continuing operations	$0.05	$0.13	$0.09	$(1.37)
Discontinued operations, net of tax	0.10	0.10	0.20	0.25

Net income (loss) available to common shareholders	$0.15	$0.23	$0.29	$(1.12)

Diluted net income (loss) per common share:
Continuing operations	$0.05	$0.13	$0.09	$(1.37)
Discontinued operations, net of tax	0.10	0.10	0.20	0.25

Net income (loss) available to common shareholders	$0.15	$0.23	$0.29	$(1.12)

Weighted average shares outstanding:
Basic	40,893	56,060	48,769	55,959
Diluted	41,434	56,230	49,266	55,959

(a) Noncash compensation by segment:
Radio	$655	$1,156	$1,655	$2,637
Publishing	200	484	550	1,145
Corporate	1,840	1,089	3,690	2,180

Total	$2,695	$2,729	$5,895	$5,962

(b) Reflects costs associated with our debt recapitalization, which closed on May 10, 2004 and a subsequent subordinated debt extinguishment on June 10, 2004.

OTHER DATA:
Station operating income (See below)	42,003	39,093	75,984	70,942
Cash paid for taxes	33	150	33	271
Capital expenditures	3,462	1,712	5,226	4,683

COMPUTATION OF STATION OPERATING INCOME:
Operating income	$28,479	$25,157	$48,249	$40,735
Plus: Depreciation and amortization	4,346	3,591	8,239	8,209
Plus: Corporate expenses, excluding noncash compensation	6,483	7,616	13,601	16,036
Plus: Noncash compensation	2,695	2,729	5,895	5,962

Station operating income	$42,003	$39,093	$75,984	$70,942

SELECTED BALANCE SHEET INFORMATION:	August 31, 2005	February 28, 2005

Total Cash and Cash Equivalents	$26,777	$16,054

Senior Debt	$851,437	$804,313
Senior Subordinated Debt	375,000	375,000
Senior Discount Notes	1,325	1,245
Senior Floating Rate Notes	350,000	—

Total Senior, Senior Subordinated and Holding Company Debt	$1,577,762	$1,180,558